Exhibit 10.15
FIRST AMENDMENT
to the
EMPLOYMENT AGREEMENT
Between Alliance HealthCard, Inc. (Access Plans, Inc.) and Susan Matthews
THIS IS THE FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT dated February 28, 2007 (the “Agreement”), by and between Alliance HealthCard, Inc. and its wholly-owned subsidiary, AHC-Benefit Marketing Acquisition, Inc. (“AHC”) and Susan Matthews (“Employee”) dated October 1, 2010.
W I T N E S S E T H:
WHEREAS, AHC and Employee entered into an Employment Agreement governing the terms of Employee’s employment with AHC.
WHEREAS, the parties desire to amend the terms of the agreement and the Board of Directors has approved said amendment.
NOW, THEREFORE, AHC and Employee hereby agree as follows:
Paragraph 3. (a) Base Salary. shall be amended to reflect a basic annualized salary of Two Hundred Thousand Dollars ($200,000) effective October 1, 2010.
Nothing in this Amendment is intended to modify, alter, reduce or change the rights or obligations of the parties in the Agreement, except as expressly stated in this Amendment. It is the intent of the parties that the terms and conditions of this Amendment be read and interpreted as being additive to and in harmony with, and not contradictory to, the terms and conditions of the Agreement.

IN WITNESS WHEREOF, on this date of October 1, 2010 the parties have executed and delivered this First Amendment as set forth below:

AHC:

Alliance HealthCard, Inc.	AHC-Benefit Marketing Acquisition, Inc.

By:	By:

Bradley W. Denison Executive Vice President, General Counsel and Secretary	Bradley W. Denison General Counsel

Date:	Date:

EMPLOYEE:

Susan Matthews

Date: